SCHEDULE 14A
         (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

    SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.             )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]Preliminary Proxy Statement
[ ]Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]Definitive Proxy Statement
[ ]Definitive Additional Materials
[ ]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  Diversifax,
Inc.
(Name of Registrant as Specified in Its Charter)


(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]No fee required.
[ ]Fee computed on table below per Exchange Act Rules
14a-6(i)(4) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ]Fee paid previously with preliminary materials.

[ ]Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                            PRELIMINARY COPY

DIVERSIFAX, INC.
39 Stringham Avenue
Valley Stream, N.Y. 11580
___________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on September 3, 1997
____________________

To the Stockholders of
DIVERSIFAX, INC.:

Notice is hereby given that the Annual Meeting of Stockholders of Diversifax,, Inc. will be held at the offices of Breslow & Walker, LLP, 100 Jericho Quadrangle, Jericho, New
York, on September 3, 1997, at 11:00 a.m., New York City time, for the following purposes:

1.To elect the Board of Directors to serve until the next
Annual Meeting of Stockholders and until their suc-cessors are duly elected and qualified;

2.To ratify and approve the Company's 1996 Stock Option
Plan, as amended;

3.To approve a proposed amendment to the Company's
Certificate of Incorporation to increase the number of authorized shares of the Common Stock from 25,000,000 shares to 40,000,000 shares;

4.To ratify the selection by the Board of Directors of Hoberman, Miller, Goldstein & Lesser, P.C. to serve as independent auditors for the year ending November 30, 1997; and

5.To transact such other business as may properly be presented for action at the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on July 31, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual
Meeting or any adjournments thereof.

Holders of a majority of the outstanding shares must be present in person or by proxy in order for the Annual Meeting to be held. WHETHER OR NOT YOU EXPECT TO ATTEND
THE ANNUAL MEETING, YOUR PROXY VOTE IS
IMPORTANT.  ACCORDINGLY, YOU ARE REQUESTED
TO MARK, SIGN, AND DATE THE ENCLOSED PROXY
FORM AND RETURN IT IN THE ACCOMPANYING
STAMPED ENVELOPE. The giving of such proxy will not affect your right to revoke such proxy before it is exercised or to vote in person should you later decide to attend the Annual
Meeting.

All stockholders are cordially invited to attend the Annual
Meeting.

          By Order of the Board of Directors


               Kenneth Ross Wolfe, Secretary

Dated: August __, 1997

IT IS IMPORTANT THAT THE ENCLOSED PROXY
FORM BE
COMPLETED AND RETURNED PROMPTLY.
PRELIMINARY COPY

DIVERSIFAX, INC.
39 Stringham Avenue
Valley Stream, N.Y. 11580
         _______________

         PROXY STATEMENT
         _______________

 ANNUAL MEETING OF STOCKHOLDERS

        September 3, 1997

     SOLICITATION OF PROXIES
       ___________________

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Diversifax, Inc., a Delaware corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the offices of Breslow & Walker, LLP, 100 Jericho Quadrangle, Suite 230, Jericho, New York, on September 3, 1997, at 11:00 a.m., New York City time, and any adjournments thereof.

A form of proxy is enclosed for use at the Meeting. The proxy may be revoked by a stockholder at any time before it is voted by execution of a proxy bearing a later date or by written notice to the Secretary of the Company before the Meeting, and any stockholder present at the Meeting may revoke his or her proxy thereat and vote in person if he or she so desires. When such proxy is properly executed and returned, the shares it represents will be voted at the Meeting in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked prior to exercise) will be voted FOR the election of the nominees for directors herein, FOR the proposed ratification and approval of the Company's 1996 Stock Option
Plan, as amended, FOR the proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares, and FOR ratification of the appointment of Hoberman, Miller, Goldstein & Lesser, P.C. as independent auditors.

Only recordholders of the Company's common stock, par value $0.001 per share (the "Common Stock"), on the close of business on July 31, 1997 will be entitled to notice of, and to vote at, the Meeting. At the close of business on such date, the Company had issued and outstanding _________ shares of Common Stock. Each share entitles the holder thereof to one vote on each matter to be presented at the Meeting. Nominees for directors shall be elected by stockholders holding a plurality of the shares of Common Stock present, or represented, and entitled to vote at the Meeting. Adoption of the proposed amendment to the Company's Certificate of Incorporation requires the affirmative vote of the holders of shares of Common Stock representing a majority of the votes entitled to be cast at the Meeting. Approval of each other proposal to be acted upon at the Meeting requires a vote of a majority of the shares present, or represented, and entitled to vote at the Meeting. Abstentions will be counted towards the tabulation of votes cast on each proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a proposal has been approved.

The cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers, or other personnel of the Company (who will receive no extra compensation for these services) in person or by telephone, telefax, or telegraph. The Company also will request brokerage houses, custodians, nominees, fiduciaries, or other persons holding shares of Common Stock in their names or in the names of their nominees to forward these proxy materials to the beneficial owners of the Common Stock and will reimburse such persons for their reasonable expenses in connection therewith. The approximate date of mailing of this Proxy Statement and accompanying proxy is August __, 1997.
NOMINATION AND ELECTION OF DIRECTORS

Three directors, all of whom are members of the present
Board of Directors, are nominees for election to hold office until the next annual meeting and until their respective successors are elected and qualified. Unless authority to vote for the election of directors shall have been withheld, it is intended that proxies in the accompanying form will be voted at the Meeting for the election of the nominees named below. If any nominee, for any reason presently unknown to the Company, should refuse or be unable to serve, the shares represented by proxy will be voted for such person as shall be designated by the Board of Directors to replace any such nominee.

The nominees for the Board of Directors of the Company are as follows:

Irwin A. Horowitz
Eugene Bilotti
Kenneth Ross Wolfe

Information about the nominees named for election is set forth below under "Management."

The Board of Directors recommends that the stockholders vote for the election of all of the above-named nominees to the Board of Directors.


BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors held four meetings during the year ended November 30, 1996, each of which were attended by all of the directors standing for re-election, and the Board of Directors acted by unanimous consent on three occasions.

The Company's audit committee and option committee are each comprised of Messrs. Kenneth Wolfe and Eugene Bilotti.
Neither committee held any meetings during fiscal 1996.  The
Company has no standing compensation or nominating committee.


COMPENSATION OF DIRECTORS

The directors of the Company are not currently compensated, nor were they during the last fiscal year, for their services as such, except that in September 1995, the Company adopted the 1995 Outside Directors' Stock Option Plan (the "Directors'
Plan") pursuant to which all current non-employee directors and non-employees who became directors of the Company received an option to purchase 100,000 shares of the Common Stock at the market value thereof at the time of grant. Said options vest at the rate of 20,000 per year (the first 20,000 vested upon grant) and terminate 90 days after the director ceases to serve as a director. Pursuant to the Directors' Plan, in September 1995, options to purchase 100,000 shares of Common Stock at an exercise price of $4.125 were granted to each of Messrs. Bilotti and Wolfe. In October 1996, the Company amended the
Directors' Plan so that no further options could be granted thereunder. In December 1996, Messrs. Bilotti and Wolfe each received additional options to purchase 100,000 shares of Common Stock at an exercise price of $2.375 per share pursuant to the Company's 1996 Stock Option Plan. In connection with such grant, Messrs. Bilotti and Wolfe each agreed to cancel the unvested portion (for 60,000 shares) of their original options.

BENEFICIAL OWNERSHIP OF THE COMPANY'S
SECURITIES

The following table sets forth, as of June 11, 1997, certain information (based on publicly available filings) regarding beneficial ownership of the Common Stock by (a) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock,
(b) each director of the Company, (c) each named Executive Officer (as defined below), and (d) all of the Company's executive officers and directors as a group.

Name and Address of
Beneficial Holder
   Number of Shares
Beneficially Owned(1)
   Percentage of Class
Dr. Irwin A. Horowitz
111 Ocean Place
Sarasota, Florida  24242
   8,187,520(2)    51.1%Mario J. DiNatale
Atrium Executive Center
3000 Atrium Way -- Suite 200
Mt. Laurel, New Jersey
08054
   263,427(3)(4)     1.8Eugene Bilotti
111 Broadway
New York, New York  10006
   80,000(4)        *Kenneth Ross Wolfe
1325 Franklin Avenue
Garden City, New York
11530
   80,000(4)        *All officers and directors as a
group (4 persons)
   8,610,947(5)    52.7
*less than 1%.

(1)Unless otherwise indicated below, all shares are owned beneficially and of record.

(2)Includes 1,000,000 shares of Common Stock underlying options exercisable within 60 days and 877,520 shares of Common Stock underlying warrants exercisable within 60 days.

(3)Includes 100,000 shares of Common Stock underlying warrants exercisable within 60 days. Also includes
55,000 shares of Common Stock held of record by Faxit
Corporation, a company of which Mr. DiNatale is the President and sole director.

(4)Includes 80,000 shares of Common Stock underlying options exercisable within 60 days.

(5)Includes an aggregate of 1,240,000 shares of Common
Stock underlying options exercisable within 60 days and an aggregate of 977,520 shares of Common Stock underlying warrants exercisable within 60 days.

               MANAGEMENT

The directors and executive officers of the Company, their ages, and their positions and terms of office with the Company are set forth below.

Name
   Age
>C>Office
*Irwin A. Horowitz61Chairman of the Board,
President, and Chief Executive
Mario DiNatale42Director*Eugene Bilotti48Director*Kenneth Ross Wolfe51Secretary and Director

*Nominee for election to the Board of Directors.

Irwin A. Horowitz has been the Chairman of the Board, Chief Executive Officer, and President of the Company since November 1, 1993. From July through October 1993, he served as Chief Operating Officer of the Company. For more than the past five years, Dr. Horowitz has been Chairman of the Board and President of IMSG Systems, Inc. and certain affiliated companies which were acquired by the Company effective November 1, 1993. Dr. Horowitz is a director of Dynamics Imaging, Inc., a private company which is primarily engaged in the development of advanced medical technologies.

Mario J. DiNatale has been the President and Chief
Operating Officer of DiversiFax Information Services, Inc., a subsidiary of the Company, since April 1995 and a director of the Company since November 1995. Mr. DiNatale founded
Faxit Corporation in 1987 and has been its President and Chief Executive Officer from inception. Prior thereto, he had over fifteen years of marketing and management experience with leading manufacturers of office automation equipment, such as Ricoh and Toshiba.

Eugene Bilotti has been a director of the Company since
November 1, 1993. Since January 1986, Mr. Bilotti has been the Chief Executive Officer and Director of Marketing of
Pegasus Asset Management, New York, New York, a registered investment advisor. From 1971 to 1986, he was a Vice
President of Fiduciary Trust Company International in New
York.

Kenneth Ross Wolfe has been a director of the Company since November 1, 1993 and was Secretary of the Company from November 1994 to January 1996, and has served as Secretary of the Company from May 1996 to present. Mr.
Wolfe is an attorney who has maintained a private law practice since 1976. From 1969 to 1976, he was a prosecuting attorney in New York, including two years as a Special Assistant Attorney General in the Office of The Special State Prosecutor, investigating corruption in the criminal justice system. Mr. Wolfe received his JD degree from Brooklyn Law School in 1969, where he served as a member of the law review. He is admitted to practice in New York, as well as various federal courts, including the United States Supreme Court.

No family relationship exists between any director or executive officer and any other director or executive officer.


              EXECUTIVE COMPENSATION

The following table sets forth information with respect to the compensation paid by the Company in the fiscal years ended November 30, 1996, 1995, and 1994 to the Company's Chief Executive Officer and to the executive officers (other than the Chief Executive Officer) of the Company (or a subsidiary of the Company) who received salary and bonus payments in excess of $100,000 in the fiscal year ended November 30, 1996 (collectively, the "Named Executive Officers"). For the purposes of this table, warrants are deemed to be equivalent to stock options.

                       Annual Compensation       Long Term Compensation
   Name and Principal
Position                 Year   Salary ($)   Bonus ($)   Other ($)(1)   Securities Underlying
Options (#)
Dr. Irwin A. Horowitz
Chairman of the Board
of Directors, Chief
Executive Officer,
and President
1996126,142--67,2001,277,5201995201,923--65,155--1994250,000--64,200--Mario J. DiNatale
President, DiversiFax
Information Services,
Inc.
1996 90,00035,000(2)--    --1995 72,00035,000--      100,0001994------    --

(1)Represents the fair market value of benefits and perquisites afforded by the Company to Dr. Horowitz.

(2)This bonus is anticipated to be paid in shares of Common Stock.
Option Grants in Fiscal 1996
(Individual Grants)

    The following table sets forth certain information for each of the Named Executive Officers with respect to grants of options
(for the purposes of this table, warrants are deemed to be equivalent to stock options) to purchase Common Stock made during the fiscal year ended November 30, 1996.

   Name
C

No. of
Securities
Underlying
Options
Granted (#)
C

% of Total
Options
Granted to
Employees
  in Year
C

Exercise
Price
  ($/Sh)
C

Expiration
   Date
C

Potential
Realizable
Value at Assumed
Annual Rates of
Stock Price
Appreciation for
   Option Term(1)
   5%     10%  Irwin A. Horowitz427,520
850,000
32.7%
65.0%
2.375(2)
2.375
 8/16/01
10/29/01
$280,525
$557,743
  $619,887
$1,557,589
Mario J. DiNatale------------

(1) In accordance with the rules of the Securities and Exchange Commission (the "SEC"), shown are the gains or "option spreads" that would exist for the respective options granted. These gains are based on the assumed rates of annually compounded stock price appreciation of 5% and 10% from the date the option was granted over the full option term. These assumed annually compounded rates of stock price appreciation are set forth in the rules of the SEC and do not represent the Company's estimates or projection of future Common Stock prices.

(2) The exercise price of these options or warrants was lowered from $3.25 to $2.375 on December 17, 1996, in consideration of Dr. Horowitz's loans to the Company.  See
    "Certain Relationships and Related Transactions."


Aggregated Option Exercises During Fiscal 1996 and Year
End Option Values

    The following table provides information related to options exercised by each of the named executive officers during 1996 and the number and value of options held at November 30, 1996. The Company does not have any outstanding stock appreciation rights (for the purposes of this table, warrants are deemed to be equivalent to stock options).


   Name
C

Shares
Acquired on
Exercise(#)
C

Value
Realized
   ($)
C

Number of Unexercised
   Options at Year End(#)
Exercisable    Unexercisable
Value of Unexercised In-
the-Money Options at Year
              End ($)
Exercisable   Unexercisable
Irwin A. Horowitz----677,520 600,00000Mario J. DiNatale----40,00060,00000

Employment Agreement

    Dr. Horowitz divides his business time primarily between New York (the location of the Company's principal office and significant customers) and Florida (where the Company also has significant business). On October 29, 1996, the Company entered into a renewable one year Employment Agreement with Dr. Horowitz, pursuant to which the Company agreed to pay Dr. Horowitz a salary of $125,000, together with an annual incentive bonus equal to a percentage of the Company's pre-tax profits. Such incentive bonus ranges from 6% to 18% of the Company's pre-tax profits, based on the level of such pre-tax profits. In addition, upon execution of the agreement, Dr. Horowitz received options to purchase 750,000 shares of Common Stock, which options vest as to 150,000 shares on the date of grant and upon each of the next four anniversary dates thereof. The Company further agreed to grant Dr. Horowitz options to purchase an additional 100,000 shares of Common Stock in consideration of Dr. Horowitz' prior guaranty of the Company's payments under a certain bank loan agreement. See "Certain Transactions." The Company pays or reimburses Dr. Horowitz for the travel expense between New York and Florida, the rental of an apartment in New York and the rental of cars in both locations. During fiscal years 1996, 1995, and 1994, these expenses aggregated $67,200, $65,155, and $64,200, respectively.

Stock Option Plans

    In October 1996, the Company adopted the 1996 Stock
Option Plan (the "Stock Option Plan") pursuant to which
3,000,000 shares of Common Stock are reserved for issuance upon exercise of options. The Stock Option Plan is designed to serve as an incentive for retaining qualified and competent employees, directors, advisors, and consultants. In addition, in October 1996, the Company amended its two existing stock option plans, the 1995 Outside Directors Stock Option Plan and the 1995 Incentive Stock Option Plan, so that no further options could be granted thereunder.


                      PROPOSAL TO APPROVE AND RATIFY THE 1996
STOCK OPTION PLAN, AS AMENDED


    In September, 1996, the Company adopted its 1996 Stock
Option Plan for employees, including officers, and directors of, and consultants and advisors to the Company or any subsidiary corporation (aggregating _______ persons as at __________, 1997). A summary of the 1996 Stock Option Plan, as amended
(the "Plan"), is set forth below. The summary is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached hereto as Exhibit A.

    The Plan covers 3,000,000 shares of Common Stock (subject to adjustment to cover stock splits, stock dividends, recapitalizations and other capital adjustments). The options to be granted under the Plan will be designated as incentive stock options or non-incentive stock options by the Board of Directors or a committee thereof, which also will have discretion as to the persons to be granted options, the number of shares subject to the options, and the terms of the option agreements. Only employees (including officers) of the Company may be granted incentive stock options. The options to be granted under the Plan and designated as incentive stock options are intended to receive incentive stock option tax treatment pursuant to Section 422 of the Internal Revenue Code, as amended (the "Code").

    The Plan provides that all options thereunder shall be exercisable during a period of no more than ten years from the date of grant (five years for options granted to holders who own more than 10% of the total combined voting power of all classes of stock of the Company), depending upon the specific stock option agreement, and that the option exercise price for incentive stock options shall be at least equal to 100% of the fair market value of the Common Stock at the time of grant (110% for options granted to holders who own more than 10% of the total combined voting power of all classes of stock of the Company).
In addition, the aggregate fair market value (determined on the date of grant) of the Common Stock with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year shall not exceed $100,000.

    The Plan permits optionees whose employment is terminated without cause and other than by reason of death, disability or retirement at age 65, to exercise their options prior to the expiration thereof or within three months from the date of termination, whichever is earlier, but only to the extent the holder had the right to exercise such options on the date of termination. If the employment of an optionee is terminated for cause and other than by reason of death, disability or retirement at age 65, any options granted to the optionee will terminate automatically. If employment is terminated by reason of disability or retirement at age 65, the optionee may exercise his options at any time prior to the expiration thereof or within one year from the date of termination (three months from the date of termination in the event of termination by reason of retirement at age 65), whichever is earlier, but only to the extent the holder had the right to exercise such options on the date of termination. If employment is terminated by death, the person or persons to whom the optionee's rights under the option are transferred by will or the laws of descent and distribution have similar rights of exercise within three months after such death (but not after the expiration of the option). Options are not transferable otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, and are exercisable during the optionee's lifetime only by the optionee. Shares subject to options which expire or terminate may be the subject of future options. The
Plan terminates on September 9, 2006.

    If shares are issued to the holder of a non-incentive option under the Plan; (a) no income will be recognized by the holder at the time of grant of the option; (b) except as stated below, upon exercise of the option, the holder will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the shares over the option price; (c) if the holder exercising the option is restricted from selling the shares so acquired because the holder is an officer or director of the Company and would be subject to liability under Section 16(b) of the Exchange Act, then, unless the holder makes an election to be taxed under the rule of clause (b) above, the holder will recognize taxable ordinary income, at the time such Section
16(b) restriction terminates, equal to the excess of the fair market value of the shares at that time over the option price, and any dividends he or she receives on the shares before that time will be taxable to him or her as compensation income; (d) the Company will be entitled to a deduction at the same time and in the same amount as the holder has income under clause (b) or
(c); and (e) upon a sale of shares so acquired, the holder may have additional short-term or long-term capital gain or loss.

    If shares are issued to the holder of an incentive stock option under the Plan (a) no income will be recognized by such holder at the time of the grant of the option or the transfer of shares to the holder pursuant to his or her exercise of the option; (b) the difference between the option price and the fair market value of the shares at the time of exercise will be treated as an item of tax preference to the holder; (c) no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the option; and (d) upon a sale or exchange of the shares after the later of (i) one year from the date of transfer of the shares to the original holder, or (ii) two years from the date of grant of the option, any amount realized by the holder in excess of the option price will be taxed to the holder as a long-term capital gain, and any loss sustained by the holder will be a long-term capital loss. If the shares are disposed of before the holding period requirements described in the pre-ceding sentence are satisfied, then (aa) the holder will recognize taxable ordinary income in the year of disposition in an amount determined under the rules of the Code; (bb) the Company will be entitled to a deduction for such year in the amount of the ordinary income so recognized; (cc) the holder may have additional long-term or short-term capital gain or loss; and (dd) the tax preference provision might not be applicable.

    The Plan provides for the cashless payment of the exercise price of options granted under the Plan by (a) delivery to the Company of shares of Common Stock having a fair market value equal to such purchase price, (b) irrevocable instructions to a broker to sell shares of Common Stock to be issued upon exercise of the option, provided such shares are registered and transferrable, followed by delivery to the Company of the amount of sale proceeds necessary to pay such purchase price, and delivery of the remaining cash proceeds less commissions and brokerage fees to the optionee or delivery of the remaining shares of Common Stock to the optionee, or (c) by any combination of the methods of payment described in (a) and (b) above.

    Approval of the proposal to ratify and approve the Plan requires the affirmative vote of the holders of stock representing a majority of the votes entitled to be cast at the Meeting.

    The Board of Directors recommends that the stockholders vote FOR ratification and approval of the Plan.
PROPOSAL TO AMEND THE COMPANY'S
CERTIFICATE OF INCORPORATION TO INCREASE
THE NUMBER OF AUTHORIZED SHARES OF
COMMON STOCK

    On ___________, 1997, the Board of Directors of the
Company approved an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 25,000,000 to 40,000,000, and directed that such amendment (a copy of which is attached hereto as Exhibit B) be submitted for ratification and approval by the stockholders of the Company at the Meeting.

Reasons for Increasing the Number of Authorized Shares of
Common Stock

    The proposed increase in authorized shares of Common Stock will enhance the Company's flexibility in connection with possible future actions, such as acquisitions, financing transactions, employee benefit plan issuances, stock splits, stock dividends, and such other corporate purposes that may arise. Having such authorized Common Stock available for issuance in the future would give the Company greater flexibility and would allow additional shares of Common Stock to be issued without the expense and delay of a special stockholders' meeting. Such a delay might deny the Company the flexibility the Board views as important in facilitating the effective use of the Common Stock. The Company is not presently engaged in any negotiations with respect to the use of any shares of the additional authorized Capital Stock, nor are there currently any commitments, arrangements, or understandings with respect to the issuance of such shares.

Effect of the Increase

    The increase of authorized shares of Common Stock will not alter the par value of the Common Stock or the rights of stockholders.

No Right of Appraisal

    Under the Delaware General Corporation Law, the State in which the Company is incorporated, dissenting stockholders are not entitled to appraisal rights with respect to the Company's proposed amendment to its Certificate of Incorporation to increase the number of authorized shares of Common Stock, and the Company will not provide stockholders with any such right.

Voting Requirement

    Approval of the proposal to increase the number of authorized shares of Common Stock requires the affirmative vote of the holders of stock representing a majority of the votes entitled to be cast at the Meeting.

    The Board of Directors recommends that the stockholders vote FOR the proposed amendment to the Company's
Certificate of Incorporation to increase the number of authorized shares of Common Stock.

CERTAIN RELATIONSHIPS AND RELATED
TRANSACTIONS

    Mr. Kenneth Ross Wolfe, a director of the Company, provides legal services to the Company. Mr. Wolfe received approximately $33,000 in legal fees in fiscal year 1996 and approximately $69,000 in fiscal year 1995.

    From June 1994 to November 1995, Dr. Irwin A. Horowitz, the Chairman of the Board, Chief Executive Officer, and President of the Company, guaranteed the Company's payments under certain bank loan agreements. Such loans were in the aggregate principal amount of $1,185,000, and as of December 1995, were paid in full, at which time the total balance was $1,007,459. In consideration for such guaranty, in August 1996, Dr. Horowitz received options to purchase 100,000 shares of Common Stock at an exercise price of $3.25 per share.

    During the fiscal year ended November 30, 1996, Dr.
Horowitz loaned the Company funds to cover its working capital needs and to finance acquisitions on a number of occasions, in the net aggregate principal amount of $887,000. In consideration thereof, and for Dr. Horowitz's agreement that such loans would not bear interest, on August 16, 1996, the Company delivered to Dr. Horowitz a promissory note in the amount of $668,000 (the principal balance on that date), payable on demand after June 1, 1997, and a five-year warrant to purchase 427,520 shares of Common Stock at an exercise price of $3.125 per share. On December 17, 1996, Dr. Horowitz agreed to extend to December 2, 1997 the due date of the loans made on or before November 30, 1996, as well as all subsequent loans, in the net aggregate principal amount of $887,000. In consideration thereof and for Dr. Horowitz's agreement that such loans would be interest free, the Company agreed that the per share exercise price of the warrants granted in August 1996 as well as of the options granted to him in October 1996 pursuant to his Employment Agreement with the Company, would be reduced to $2.375 per share, the then current fair market value of the Common Stock. In addition, the Company granted to Dr. Horowitz additional incentive and non-incentive options to purchase an aggregate of 750,000 shares of Common Stock, of which the incentive options (for 38,270 shares) are exercisable at $2.613 per share and the non-incentive options (for 711,730 shares) are exercisable at $2.375 per share.

    On May 6, 1997, in consideration for additional interest-free loans aggregating approximately $555,000 (which amount includes reduced salary payments), made by Dr. Horowitz from December 1, 1996 through April 2, 1997, which loans shall not become due upon demand until December 1, 1997, the Company granted to Dr. Horowitz additional warrants to purchase 350,000 shares of Common Stock, at an exercise price of $1.9375 per share, all of which warrants are immediately exercisable.

                    RATIFICATION OF APPOINTMENT OF INDEPENDENT
AUDITORS

    The Board of Directors has selected the accounting firm of Hoberman, Miller, Goldstein & Lesser, P.C. to serve as independent auditors of the Company to perform the annual audit for year ending November 30, 1997 and proposes the ratification of such decision. A representative of Hoberman, Miller, Goldstein & Lesser, P.C. is expected to be present at the Meeting. He or she will have the opportunity to make a statement if he or she so desires to do so and will be available to respond to appropriate stockholder questions.

    The Board of Directors recommends a vote FOR ratification of the selection of Hoberman, Miller, Goldstein
& Lesser, P.C. as independent auditors for the Company for the year ending November 30, 1997.

                   SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING
COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and NASDAQ. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

    Based solely on review of the copies of such forms furnished to the Company, the Company believes that during the year ended November 30, 1996, its officers, directors, and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirement, except that on one occasion Dr. Irwin
A. Horowitz failed to timely file a Form 4.


                               STOCKHOLDERS PROPOSAL

    Stockholders who wish to present proposals for action at the 1998 Annual Meeting of Stockholders should submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the Secretary of the Company no later than April 15, 1998 for inclusion in next year's proxy materials.


                           ANNUAL REPORT TO STOCKHOLDERS

    The Annual Report to Stockholders of the Company for the year ended November 30, 1996, including audited financial statements, has been mailed to the stockholders concurrently herewith, but such report is not incorporated in this Proxy
Statement and is not deemed to be a part of the proxy solicitation material.

                                   OTHER MATTERS

    The Board of Directors of the Company does not know of any other matters that are to be presented for action at the Meeting. If any other matters are properly brought before the Meeting or any adjournments thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their best judgments.


By Order of the Board of Directors



Kenneth Ross Wolfe, Secretary

Valley Stream, New York
August __, 1997

STOCKHOLDERS ARE URGED TO SPECIFY THEIR
CHOICES, DATE, SIGN, AND RETURN
THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.
PROMPT RESPONSE IS HELPFUL AND YOUR
COOPERATION WILL BE APPRECIATED.


                     EXHIBIT A
DIVERSIFAX, INC.
1996 STOCK OPTION PLAN
(as amended through December 17, 1996)

1.  Purpose of Plan
    The purpose of this 1996 Stock Option Plan (the "Plan") is to further the growth and development of DIVERSIFAX, INC.
(the "Company") by encouraging and enabling employees,
including officers, and directors of, and consultants and advisors to, the Company to obtain a proprietary interest in the Company through the ownership of stock, thereby providing such persons with an added incentive to continue in the employ or service of the Company and to stimulate their efforts in promoting the
growth, efficiency and profitability of the Company, and
affording the Company a means of attracting to its service
persons of outstanding quality.
2.  Shares of Stock Subject to the Plan
    Subject to the provisions of Section 12 hereof, an aggregate of 3,000,000 shares of the common stock, par value $.001 per share, of the Company ("Common Stock") shall be reserved for issuance upon the exercise of options which may be granted from time to time in accordance with the Plan. Such shares may be, in whole or in part, as the Board of Directors of the Company
("Board of Directors") shall from time to time determine,
authorized but unissued shares or issued shares which have been reacquired by the Company. If, for any reason, an option shall lapse, expire or terminate without having been exercised in full, the unpurchased shares underlying these options shall (unless the Plan shall have been terminated) again be available for the purpose of the Plan.
3.  Administration
    (a) The Board of Directors shall administer the Plan and, subject to the provisions of the Plan, shall have authority in its discretion to determine and designate from time to time those persons eligible for a grant of options under the Plan, those persons to whom options are to be granted, the purchase price of the shares covered by each option, the time or times at which options shall be granted, and the manner in which said options are exercisable. In making such determination, the Board of
Directors may take into account the nature of the services
rendered by the respective persons, their present and potential contributions to the Company's success and such other factors as the Board of Directors in its sole discretion shall deem relevant. Subject to the express provisions of the Plan, the Board of
Directors shall also have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the instruments by
which options shall be evidenced, which shall not be inconsistent with the terms of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be final, binding and conclusive.
    (b) The Board of Directors may, at its discretion, in accordance with the provisions of Article II, Section 6 of the Company's By-Laws, by resolution adopted by the affirmative vote of a majority of the entire Board of Directors, appoint from among its members a Stock Option Plan Committee (the
"Committee"). Such Committee shall be composed of two or
more directors and shall have and may exercise any and all of the powers relating to the administration of the Plan and the grant of options hereunder as are set forth above in Section 3(a), as the Board of Directors shall confer and delegate. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to discharge, such Committee.
The Committee shall select one of its members as its Chairman and shall hold its meetings at such time and at such places as it shall deem advisable. A majority of such Committee shall constitute a quorum and such majority shall determine its action.
The Committee shall keep minutes of its proceedings and shall report the same to the Board of Directors at the meeting next succeeding. No director or member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted thereunder.
4.  Persons To Whom Shares May Be Granted
    Options may be granted to persons who are, at the time of
the grant, employees, including officers, and directors of, or consultants or advisors to, the Company or any subsidiary corporation (as defined in Section 425 of the Internal Revenue
Code of 1986, as amended (the "Code"), and herein referred to as "Subsidiary"), including part-time employees, as the Board of Directors (or Committee) shall select from time to time from among those nominated by the Board of Directors (or
Committee). For the purposes of this Plan, options may only be granted to those consultants and advisors who shall render bona fide services to the Company and such services must not be in connection with the offer or sale of securities in a capital raising transaction. Subject to the provisions hereinafter set forth, options granted under the Plan shall be designated either (i) "Incentive Stock Options" (which term, as used herein, shall mean options intended to be "incentive stock options" within the meaning of Section 422 of the Code) or (ii) "Non-Incentive
Stock Options" (which term, as used herein, shall mean options not intended to be incentive stock options" within the meaning of Section 422 of the Code). Each option granted to a person who is solely a director of, or consultant or advisor to, the
Company or a Subsidiary on the date of the grant shall be
designated a Non-Incentive Stock Option.
    The Board of Directors (or Committee) may grant, at any
time, new options to a person who has previously received
options whether such prior options are still outstanding, have previously been exercised in whole or in part, have expired, or are cancelled in connection with the issuance of new options.
The purchase price of the new options may be established by the
Board of Directors (or Committee) without regard to the existing option price.
5.  Option Price
    (a)   The purchase price of the Common Stock underlying
each option shall be determined by the Board of Directors (or Committee), which determination shall be final, binding and conclusive; provided, however, that in no event shall the purchase price of Incentive Stock Options be less than 100%
(110% in the case of optionees who own more than 10% of the
total combined voting power of all classes of stock of the
Company) of the fair market value of the Common Stock on the date the option is granted. In determining such fair market value, the Board of Directors (or Committee) shall consider (i) the closing price of the Common Stock on the date on which the
option is granted (if such Common Stock is listed on a national securities exchange); (ii) the closing bid prices as quoted by the National Quotation Bureau or a recognized dealer in the
Common Stock on the date of grant (if such Common Stock is
not listed on such an exchange); and (iii) such other factors as the Board of Directors (or Committee) shall deem appropriate or which may be relevant under applicable federal tax laws and
Internal Revenue rules and regulations. For purposes of the Plan, the date of grant of an option shall be the date on which the
Board of Directors (or Committee) shall by resolution duly
authorize such option.
    (b) The aggregate fair market value (as defined above), determined at the time the Incentive Stock Options are granted, of the Common Stock with respect to which Incentive Stock
Options are exercisable for the first time by an employee during any calendar year shall not exceed $100,000. Non-Incentive
Stock Options shall not be subject to the limitations of this paragraph 5(b).
6.  Exercise of Options
    (a) Subject to the provisions set forth in Sections 9, 10 and 11 hereof, no option shall be exercisable unless the holder thereof shall have been an employee, including an officer or director of the Company and/or a Subsidiary, from the date of the granting of the option until the date of exercise.
    (b) The number of shares which are issued pursuant to the exercise of an option shall be charged against the maximum limi-tations on shares set forth in Section 2 hereof.
    (c) The exercise of an option shall be made contingent upon receipt by the Company from the holder thereof of (i) if deemed necessary by the Company, a written representation and acknowledgement that at the time of such exercise it is his then present intention to acquire the option shares for investment and not with a view to distribution or resale thereof, that he knows that the Company is not obligated to register the option shares and that the option shares may have to be held indefinitely unless an exemption from the registration requirements of the Securities
Act of 1933, as amended, is available or the Company has
registered the shares underlying the options, that the Company may place a legend on the certificate(s) evidencing the option shares reflecting the fact that they were acquired for investment and cannot be sold or transferred unless registered under the Securities Act of 1933, as amended, or unless counsel for the
Company is satisfied that the circumstances of the proposed
transfer do not require such registration, and (ii) payment in full of the purchase price of the shares being purchased. Payment may be made (a) in cash, (b) by certified check payable to the order of the Company in the amount of such purchase price, (c)
by delivery to the Company of shares of Common Stock having
a fair market value equal to such purchase price, (d) by
irrevocable instructions to a broker to sell shares of Common
Stock to be issued upon exercise of the option, provided such shares are registered and transferable, and to deliver to the
Company the amount of sale proceeds necessary to pay such
purchase price and to deliver the remaining cash proceeds, less commissions and brokerage fees, to the optionee, or (e) by any combination of the methods of payment described in (a) through
(d) above.
7.  Term of Options
    The period during which each option granted hereunder shall be exercisable shall be determined by the Board of Directors (or Committee); provided, however, that no option shall be exercis-
able for a period exceeding ten (10) years (five (5) years in the case of optionees who own more than 10% of the total combined voting power of all classes of stock of the Company) from the date the options are granted.
8.  Non-Transferability of Options
    No option granted pursuant to this Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance or charge or otherwise transferable except by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order, as defined by the Code or Title I of the Employee Retirement
Income Security Act or the rules thereunder, and an option shall be exercisable during the lifetime of the holder thereof only by such holder.
9.  Termination of Services
    In the event that an employee, including an officer, or
director to whom an option has been granted under the Plan shall cease to be an employee, officer or director of the Company or a Subsidiary, by reason of a termination of such relationship without cause and other than by reason of death, disability or retirement at age 65, such holder may exercise such option at any time prior to the expiration date of the option or within three months after the date of termination, whichever is earlier, but only to the extent the holder had the right to exercise such option on the date of termination. In the event that an employee, officer or director to whom an option has been granted under the
Plan shall cease to be an employee, officer or director of the Company or a Subsidiary, by reason of a termination of such relationship for cause and other than by reason of death, disability or retirement at age 65, such options shall forthwith automatically terminate, lapse and expire. So long as the holder of an option shall continue to be in the employ, or continue to be a director, of the Company or one or more of its Subsidiaries, such holder's option shall not be affected by any change of duties or position. Absence on leave approved by the employing
corporation shall not be considered an interruption of
employment for any purpose under the Plan. The granting of an option in any one year shall not give the holder of the option any rights to similar grants in future years or any right to be retained in the employ or service of the Company or any of its
Subsidiaries or interfere in any way with the right of the
Company or any such Subsidiary to terminate such holder's
employment or services at any time. Notwithstanding the
foregoing, no option may be exercised after ten years from the date of its grant.
10.       Retirement or Disability of Holder of Option
    If any employee, including an officer or director to whom an option has been granted under the Plan shall cease to be an employee, officer or director of the Company or a Subsidiary, by reason of disability or retirement at age 65, such holder may exercise such option at any time prior to the expiration date of the option or within three months (one year in the case of termination by reason of disability) after the date of termination for such reason, whichever is earlier, but only to the extent the holder had the right to exercise such option on the date of termination. Notwithstanding the foregoing, no option may be exercised after ten years from the date of its grant.
11.       Death of Holder of Option
    If any employee, including an officer, or director to whom an option has been granted under the Plan shall cease to be an employee, officer or director of the Company or a Subsidiary by reason of death, or such holder of an option shall die within three months after termination by reason of retirement at age 65 or otherwise, or in the case of the death of an advisor or
consultant to whom an option has been granted under the Plan, the option may be exercised by the person or persons to whom the optionee's rights under the option are transferred by will or by the laws of descent and distribution at any time prior to the expiration date of the option or, in the case of an employee, officer or director, within three months from the date of death, whichever is earlier, but only to the extent the holder of the option had the right to exercise such option on the date of such termination. Notwithstanding the foregoing, no option may be exercised after ten years from the date of its grant.
12.       Adjustments Upon Changes in Capitalization
    If the shares of Common Stock outstanding are changed in
number, kind or class by reason of a stock split, combination, merger, consolidation, reorganization, reclassification, exchange or any capital adjustment, including a stock dividend, or if any distribution is made to shareholders other than a cash dividend and the Board of Directors (or Committee) deems it appropriate
to make an adjustment, then              (i) the aggregate number and
class of shares that may be issued or transferred pursuant to
Section 2, (ii) the number and class of shares which are issuable under outstanding options, and (iii) the purchase price to be paid per share under outstanding options, shall be adjusted as hereinafter provided.
    Adjustments under this Section 12 shall be made in a propor-tionate and equitable manner by the Board of Directors (or Committee), whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. In the event that a fraction of a share results from the foregoing adjustment, said fraction shall be eliminated and the price per share of the remaining shares subject to the option adjusted accordingly.
    In the event of a liquidation of the Company, or a merger, reorganization or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly owned subsidiary of another corporation, any unexercised options theretofore granted under the Plan shall be deemed cancelled unless the surviving corporation in any such merger, reorganization or consolidation elected to assume the options under the Plan or to issue substitute options in place thereof; provided, however, that, notwithstanding the foregoing, if such options would otherwise be cancelled in accordance with the foregoing, the optionee shall have the right, exercisable during a ten-day period immediately prior to such liquidation, merger or consolidation, to exercise the option in whole or in part. The granting of an option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reorganizations, reclassifications or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
13.       Vesting of Rights Under Options
    Nothing contained in this Plan or in any resolution adopted or to be adopted by the Board of Directors (or Committee) or the shareholders of the Company shall constitute the vesting of any rights under any option. The vesting of such rights shall take place only when a written agreement shall be duly executed and delivered by and on behalf of the Company to the person to whom the option shall be granted.
14.       Rights as a Shareholder
    A holder of an option shall have no rights of a shareholder with respect to any shares covered by his option until the date of issuance of a stock certificate to him for such shares.
15.       Termination and Amendment
    The Board of Directors may, at any time, terminate or sus-pend this Plan or make such modifications or amendments thereto as it shall deem advisable; provided, however, that no termination, modification or amendment shall adversely affect the rights of a holder of an option previously granted under the Plan.
16.       Modification, Extension and Renewal of Options
    Subject to the terms and conditions and within the limitations of the Plan, the Board of Directors (or Committee) may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor. Notwithstanding the foregoing, no modification of an option shall, without the consent of the holder thereof, alter or impair any rights or obligations under any option theretofore granted under the Plan.
17.       Indemnification
    In addition to such other rights of indemnification as they may have as members of the Board of Directors (or Committee), the members of the Board of Directors (or Committee) administering the Plan shall be indemnified by the Company against reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such member is liable for negligence or misconduct in the performance of his duties, provided that within 60 days after institution of any such action, suit or proceeding, the member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.
18.       Effective Date
    The Plan shall become effective on September 9, 1996 and shall terminate on the close of business on September 9, 2006 and no option may be granted under the Plan thereafter, but such termination shall not affect any option theretofore granted.

                                                                 EXHIBIT B
                             CERTIFICATE OF AMENDMENT

                                      OF THE

                           CERTIFICATE OF INCORPORATION

                                        OF

                                 DIVERSIFAX, INC.

            (Pursuant to Section 242 of the General Corporation Law of the State of Delaware)


                     Diversifax, Inc. (the "Corporation"), a corpo-ration organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), certifies as follows:
                     A. The present name of the Corporation is Diversifax, Inc. The name under which the Corporation was originally incorporated was Berkeley Commodities Corp.
                     B. The date of filing of the Corporation's certificate of incorporation (the "Certificate of Incorporation") with the Secretary of State of the State of Delaware was February 28, 1989.
                     C.        Article 4 of the Certificate of
Incorporation is hereby amended and substituted in its entirety so that it shall now read as follows:
                               "4.  The aggregate number of shares of
                     all classes of the capital stock which the Corporation shall have authority to issue its forty-one million (41,000,000), of which forty million (40,000,000) shares shall be Common
                     Stock, par value $.001 per share, and one million (1,000,000) shares shall be Open Stock, par value $.001 per share. Shares of Open
                     Stock may be issued from time to time in one or more classes or one or more series within any class thereof, in any manner permitted by law, as determined from time to time by the board of directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by the board of directors pursuant to authority hereby vested in it, each class or series to be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter, number, designation or title. All shares of stock in such classes or series may be issued for such consideration and have such voting powers, full or limited, or no voting powers, and shall have such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, permitted by law, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such shares adopted by the board of directors pursuant to authority hereby vested in it. The number of shares of stock of any series, so set forth in such resolution or resolutions may be increased (but not below the total number of authorized shares) by resolutions adopted by the board of directors pursuant to authority hereby vested in it."

                     D. This Certificate of Amendment to the Certificate of Incorporation was authorized by affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon at a meeting of stockholders pursuant to Section 242 of the GCL.
                     E. This Certificate of Amendment shall become effective on __________, 1997.
                     IN WITNESS WHEREOF, I hereunto sign my
name and affirm that the statements made herein are true under penalties of perjury this ____ day of _________________, 1997.

DIVERSIFAX, INC.


By

                          Irwin A. Horowitz, President

                                PRELIMINARY COPY
                                       PROXY

DIVERSIFAX, INC.
39 Stringham Avenue
Valley Stream, N.Y. 11580


            This Proxy is solicited on behalf of the Board of Directors

           The undersigned, acknowledging receipt of the proxy statement dated August __, 1997 of Diversifax, Inc., hereby constitutes and appoints Irwin A. Horowitz and Kenneth Ross Wolfe, and each or any of them, attorney, agent, and proxy of the undersigned, with full power of substitution to each of them, for and in the name, place, and stead of the undersigned, to appear and vote all the shares of stock of Diversifax, Inc., standing in the name of the undersigned on the books of said corporation on July 31, 1997 at the Annual Meeting of Stockholders of Diversifax, Inc., to be held at the offices of Breslow & Walker, LLP, 100 Jericho Quadrangle, Jericho, New
York, on September 3, 1997, at 11:00 a.m., New York City time, and all adjournments thereof.

           When properly executed, this proxy will be voted as designated by the undersigned.

           If no choice is specified, this proxy will be voted (i) FOR the election of the nominees for directors herein, (ii) FOR the proposed ratification and approval of the Company's 1996
Stock Option Plan, as amended, (iii) FOR the proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares, and (iv) FOR ratification of the appointment of Hoberman, Miller, Goldstein
& Lesser, P.C. as independent auditors.

6.         ELECTION OF DIRECTORS

           (  )      FOR all nominees listed below (except as written
                     in on the line below)

                     Irwin A. Horowitz, Eugene Bilotti, Kenneth Ross
Wolfe.

           (  )      WITHHOLD AUTHORITY

                     (  )      For ALL Nominees

                     (  )      For the individual(s) listed below

           (Instruction: To withhold authority to vote for any individual nominee, please write in name on line below)



           (  )      ABSTAIN


7.         PROPOSAL TO RATIFY AND APPROVE THE
           COMPANY'S 1996 STOCK OPTION PLAN, AS
           AMENDED.

        (  )  FOR           (  )  AGAINST          (  )  ABSTAIN

8.         PROPOSAL TO AMEND THE COMPANY'S
           CERTIFICATE OF INCORPORATION TO INCREASE
           THE NUMBER OF AUTHORIZED SHARES.

        (  )  FOR           (  )  AGAINST          (  )  ABSTAIN

9.         PROPOSAL TO RATIFY THE APPOINTMENT OF
           HOBERMAN, MILLER, GOLDSTEIN & LESSER,
           P.C. AS INDEPENDENT AUDITORS.

        (  )  FOR           (  )  AGAINST          (  )  ABSTAIN

10.        FOR SUCH OTHER MATTERS THAT MAY
           PROPERLY COME BEFORE THE MEETING AND
           ANY ADJOURNMENTS THEREOF.


                               Date


                               Print Name


                               Signature


                               Signature, if held jointly

           When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY
PROMPTLY IN THE ENCLOSED ENVELOPE.